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                                                                     EXHIBIT 4.1

                             CERTIFICATE OF TRUST
                                      OF
                              OZARK CAPITAL TRUST


     This Certificate of Trust of Ozark Capital Trust (the "Trust") has been duly executed and is being filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

     1. Name. The name of the business trust being formed hereby is Ozark Capital Trust.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Omni Bank, National Association, 499 Mitchell Street, Millsboro, Delaware 19966,
Attn: Corporate Trust Services.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with 12 Del. C. (S) 3810.

                              FIRST OMNI BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee of the Trust


                              By:    /s/ Donald C. Hargadon
                                  ---------------------------------
                              Name:  Donald C. Hargadon
                              Title: Assistant Vice President


                              PAUL E. MOORE, not in his individual capacity but solely as trustee of the Trust


                              /s/ Paul E. Moore
                              -------------------------------------